UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________________________

FORM 8-K

_________________________________

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — April 25, 2022

_________________________________
TRANE TECHNOLOGIES PLC
(Exact name of registrant as specified in its charter)
_________________________________

Ireland	001-34400	98-0626632
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

170/175 Lakeview Drive
Airside Business Park
Swords Co. Dublin
Ireland
(Address of principal executive offices, including zip code)

+(353)(0)18707400
(Registrant’s phone number, including area code)

N/A
(Former name or former address, if changed since last report)
_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, Par Value $1.00 per Share	TT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 25, 2022, Trane Technologies Holdco Inc. (“TTH”), Trane Technologies Global Holding Company Limited (“TT Global”) and Trane Technologies Financing Limited (“TTFL,” together with TT Global and TTH, the “Borrowers”), Trane Technologies plc (“TT Parent”), Trane Technologies Lux International Holding Company S.à r.l. (“TT Lux Holding Company”), Trane Technologies Irish Holdings Unlimited Company (“Irish Holdings”), Trane Technologies Company LLC (“TTC,” together with TT Parent, Irish Holdings and TT Lux Holding Company, the “Guarantors”), JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A., as Syndication Agent, J.P. Morgan Securities LLC and BNP Paribas, as Sustainability Structuring Agents, Bank of America, N.A., BNP Paribas, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, MUFG Bank, Ltd. and U.S. Bank, N.A., as Documentation Agents, and JPMorgan Chase Bank, N.A., Citibank, N.A., BofA Securities, Inc., BNP Securities Corp. and Mizuho Bank, Ltd., as joint lead arrangers and joint bookrunners, and certain lending institutions from time to time parties thereto, entered into a new $1 billion senior unsecured revolving credit agreement (the “2022 Revolving Credit Agreement”). The 2022 Revolving Credit Agreement has a term through April 25, 2027. The proceeds of the 2022 Revolving Credit Agreement will be used (i) for working capital purposes of TT Parent, any of the Borrowers and their respective subsidiaries, (ii) to support the commercial paper programs of any of the Borrowers and any additional borrowers and (iii) for other general corporate purposes of TT Parent, any of the Borrowers and their respective subsidiaries.

All obligations under the 2022 Revolving Credit Agreement are guaranteed on a senior basis by the Guarantors and each Borrower guarantees the obligations under the 2022 Revolving Credit Agreement of the other Borrowers. The 2022 Revolving Credit Agreement contains negative and affirmative covenants and events of default customary for credit facilities of this type.

The terms of the 2022 Revolving Credit Agreement also include annual price adjustments linked to the Company's performance against two sustainability commitments: a reduction in greenhouse gas intensity and an increase in the percentage of women in management.

The foregoing description of the 2022 Revolving Credit Agreement is included to provide information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the 2022 Revolving Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Effective April 25, 2022, the Borrowers and the Guarantors terminated the Credit Agreement dated April 17, 2018 among Ingersoll-Rand Global Holding Company Limited, Ingersoll-Rand plc, Ingersoll-Rand Luxembourg Finance S.A., Ingersoll-Rand Lux International Holding Company S.à r.l., Ingersoll-Rand Irish Holdings Unlimited Company, Ingersoll-Rand Company, JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A., as Syndication Agent, Bank of America, N.A., BNP Paribas, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Mizuho Bank, Ltd., and MUFG Bank Ltd. as Documentation Agents, and JPMorgan Chase Bank, N.A. and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners, and certain lending institutions from time to time parties thereto, as amended from time to time (the “2018 Revolving Credit Agreement”). The 2022 Revolving Credit Agreement replaced the 2018 Revolving Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Credit Agreement dated April 25, 2022 among Trane Technologies Holdco Inc., Trane Technologies Global Holding Company Limited and Trane Technologies Financing Limited, Trane Technologies plc, Trane Technologies Lux International Holding Company S.à r.l., Trane Technologies Irish Holdings Unlimited Company, Trane Technologies Company LLC, JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A., as Syndication Agent, J.P. Morgan Securities LLC and BNP Paribas, as Sustainability Structuring Agents, Bank of America, N.A., BNP Paribas, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, MUFG Bank, Ltd. and U.S. Bank, N.A., as Documentation Agents, and JPMorgan Chase Bank, N.A., Citibank, N.A., BofA Securities, Inc., BNP Securities Corp. and Mizuho Bank, Ltd., as joint lead arrangers and joint bookrunners, and certain lending institutions from time to time parties thereto
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANE TECHNOLOGIES PLC
(Registrant)
Date: April 28, 2022	/s/ Evan M. Turtz
Evan M. Turtz, Senior Vice President, General Counsel and Secretary